Exhibit 23.1










               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT



         We have issued our report dated January 17, 2001 accompanying the consolidated financial statements of National Penn Bancshares, Inc. and Subsidiaries appearing in the 2000 Annual Report of the Company to its shareholders included in the Annual Report on Form 10-K for the year ended December 31, 2000, which is incorporated by reference in this Registration Statement. We consent to the incorporation by reference in this Registration Statement of the aforementioned report.


/s/ GRANT THORNTON LLP

Philadelphia, Pennsylvania
December 21, 2001